UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021 (May 19, 2021)

NOV INC.

(Exact name of registrant specified in its charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 346-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2021, NOV Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.    the election of nine members to the Board of Directors;

2.    the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2021; and

3.    the approval, on an advisory basis, of the compensation of our named executive officers.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Clay C. Williams	322,457,264	10,498,425	1,369,080	16,783,223
Greg L. Armstrong	324,393,938	9,176,384	754,447	16,783,223
Marcela E. Donadio	328,103,524	6,128,739	92,506	16,783,223
Ben A. Guill	324,364,019	9,865,959	94,791	16,783,223
James T. Hackett	324,674,476	9,563,231	87,062	16,783,223
David D. Harrison	321,678,864	12,549,970	95,935	16,783,223
Eric L. Mattson	311,770,358	21,801,729	752,682	16,783,223
Melody B. Meyer	328,195,344	6,042,267	87,158	16,783,223
William R. Thomas	329,722,457	4,512,325	89,987	16,783,223

The nine directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2022. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2021	332,343,756	18,617,355	146,881	0

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	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	327,376,949	6,719,134	228,686	16,783,223

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOV INC.

By:	/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President

Date: May 20, 2021

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